[NEW YORK LIFE LOGO]             APPLICATION FOR
                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                   ANNUITY COMMENCEMENT AT AGE 85 OR 10 YEARS
TO NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC) (A DELAWARE CORPORATION)

51 Madison Avenue, New York, NY  10010                                                                    PLEASE PRINT OR TYPE
==============================================================================================================================
1. WHO WILL BE THE OWNER OF THIS CONTRACT?
Name (First, M.I., Last)                        Date of Birth        Male   Female           Social Security No. or Tax ID No.
                                                Month   Day   Year   [ ]     [ ]

------------------------------------------------------------------------------------------------------------------------------
Mailing Address-Street                       City             State                             Zip Code

------------------------------------------------------------------------------------------------------------------------------
Tel. No.                                 Citizenship                                         Relationship to Annuitant
(  )                                     [ ] U.S.  Other
------------------------------------------------------------------------------------------------------------------------------
Joint Owner Name, if any (First, M.I., Last)    Date of Birth         Social Security No. or Tax ID No.
                                                Month   Day   Year

------------------------------------------------------------------------------------------------------------------------------
Citizenship                                     Relationship to Owner
[ ] U.S. Other___________________________
==============================================================================================================================
2. WHO WILL BE THE ANNUITANT? IF SAME AS OWNER, CHECK HERE [ ]. (IF OTHER THAN OWNER, COMPLETE THIS SECTION.)
Name (First, M.I., Last)                         Date of Birth       Male  Female            Social Security No. or Tax ID No.
                                                 Month   Day   Year  [ ]     [ ]

------------------------------------------------------------------------------------------------------------------------------
Mailing Address-Street                  City              State           Zip Code           Citizenship
                                                                                             [ ]  U.S. Other
==============================================================================================================================
3. WHAT IS THE PREMIUM AMOUNT? (ATTACH CHECK PAYABLE TO NYLIAC, IF APPLICABLE.)
   Premium Amount $
==============================================================================================================================
4. WHO WILL BE THE PRIMARY BENEFICIARY(IES) OF THIS CONTRACT? NOTE: COMPLETE QUESTION 8 TO NAME A CONTINGENT BENEFICIARY.
Name                                                                       Relationship to Owner              Percentage

------------------------------------------------------------------------------------------------------------------------------
Name                                                                       Relationship to Owner              Percentage

==============================================================================================================================
5.  WHAT IS THE PLAN TYPE? (COMPLETE ONE PLAN.)
    NON-         Is this a 1035 Exchange?  [ ] Yes  [ ] No                 If yes, what is the Cost Basis?
[ ] QUALIFIED    (If yes, submit Form 18263)                               $
------------------------------------------------------------------------------------------------------------------------------
[ ] IRA          Current Year Contribution     Prior Year Contribution     Transfer Amount      Rollover Amount
[ ] SEP IRA      $                Year____     $             Year_____     $                    $
------------------------------------------------------------------------------------------------------------------------------
[ ] ROTH IRA     Current Year Contribution     Prior Year Contribution     Transfer Amount
                 $                Year____     $             Year_____     $
------------------------------------------------------------------------------------------------------------------------------
[ ] INHERITED    Transfer Amount
    IRA          $
------------------------------------------------------------------------------------------------------------------------------
[ ] 403(b)(TSA)  Transfer Amount                  Is this an ERISA Plan?     [ ] Yes   [ ] No
                 $                                (Employee should ask employer if plan is subject to ERISA.)
------------------------------------------------------------------------------------------------------------------------------
NOTE: If this is an IRA/Roth IRA/SEP transfer/rollover or 403(b) TSA transfer, submit Qualified Transfer/Direct Rollover Form.
      If this is an Inherited IRA transfer, submit Inherited IRA Information/Transfer Form.
==============================================================================================================================
6. RIDERS. (These riders provide benefits for a charge that may vary. Please refer to the terms and conditions of each rider described in the Prospectus, and in the rider(s) that will be attached to your Policy, if selected here.)

[ ] Annual Death Benefit Reset (ADBR)     [ ]Enhanced Beneficiary Benefit (EBB)  [ ] Investment Protection Plan (IPP)
==============================================================================================================================
7. IS THIS A REPLACEMENT OF A LIFE INSURANCE OR ANNUITY POLICY? [ ] YES  [ ] NO (IF YES, COMPLETE THIS SECTION.)
Company Name                                  Policy Number(s)                         Estimated Contract Value(s)
                                                                                       $
==============================================================================================================================
8. ARE THERE ADDITIONAL DETAILS?

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
==============================================================================================================================

9. FRAUD AND DISCLOSURE STATEMENTS

FOR APPLICANTS OF ARIZONA: On written request, you will be provided within a reasonable time factual information regarding the benefits and provisions of your policy. Within 10 days after delivery, you can return your policy to the Corporation or to the Registered Representative through whom it was purchased, with a written request for a full refund of premium. Upon receipt of this request, the policy will be void, and a full premium refund will be made.

FOR APPLICANTS OF ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, NEW MEXICO AND OHIO:
Any person who knowingly and with intent to defraud any insurance company or other persons, submits an application containing any materially false information, or conceals any fact material thereto, commits a fraudulent insurance act, which is a crime, subject to criminal prosecution and civil penalties.

FOR APPLICANTS OF COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.
Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR APPLICANTS OF FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

FOR APPLICANTS OF MAINE AND TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefit.

FOR APPLICANTS OF PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

FOR ALL APPLICANTS: Do you have any existing life insurance or annuity contracts? [ ] Yes [ ] No

10. SIGNATURES

I/We agree that: (1) All of the statements in this application are true to the best of the knowledge and belief of those who made and recorded them. (2) This contract will not become effective unless it is delivered to the Owner while the Annuitant is living. (3) Unless otherwise indicated below, the Owner of this contract is the Applicant. (4) Under penalties of perjury, the Taxpayer Identification Number(s) provided on this application are certified to be correct. (5) No Registered Representative is authorized to accept risks, make or change this application or any contract issued by the Company, or give up any of the Owner's rights or requirements. BENEFITS BASED ON THE PERFORMANCE OF THE SEPARATE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

Signed at (City/State) ___________________________________________      Dated On __________________________________________

Owner > __________________________________________________________      Joint Owner > _____________________________________

Annuitant (if other than Owner) > ________________________________      Applicant (if other than Owner) > _________________

Agent's/Registered Rep.'s Signature > ____________________________      Registered Rep.'s Printed Name ____________________

Registered Rep.'s                       Registered Rep.'s
Tel. No. ( ) _______________________     Code No.________________       State/License No. _________________________________

General Office Name/No.  ________________________________________       Lic. Resident Agent Countersignature > ____________

AGENT'S/REGISTERED REPRESENTATIVE'S RESPONSE REQUIRED.

Is this a replacement of a life insurance or annuity policy? [ ] Yes [ ] No

If yes, please provide details. ________________________________________________